UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2008

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22239	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 29, 2008, the Board of Directors of Autobytel Inc., a Delaware corporation (“Autobytel”), approved and adopted a retention program for certain officers and other employees (the “Retention Program”), pursuant to which Autobytel will: (i) enter into severance agreements, or amend and restate existing severance agreements, with certain of its officers and other employees (“Severance Agreements”) that provide for supplemental severance benefits to those previously existing; (ii) award an aggregate of 960,000 shares of Autobytel’s common stock as restricted stock to certain of its officers and other employees; and (iii) grant options to purchase an aggregate of 1,395,000 shares of Autobytel’s common stock to certain of its officers and other employees. In light of the terms of their existing employment agreements, neither James Resienbach, Autobytel’s President and Chief Executive Officer, nor Monty Houdeshell, Autobytel’s Executive Vice President and Chief Financial Officer, are included in the new retention program.

Severance Agreements. The Severance Agreements provide for certain severance benefits (“Severance Benefits”) to applicable employees if Autobytel terminates the employee’s employment without cause (as defined in the Severance Agreement applicable to the employee’s employment level) or the employee resigns the employee’s employment for good reason (as defined in the Severance Agreement applicable to the employee’s employment level). The Severance Benefits provided for in the Severance Agreements include (i) payment to the employee of a lump sum amount ranging from four to twelve months (the “Severance Period”), depending on the employee’s employment level, of the employee’s annual base salary, (ii) continuation of Autobytel medical, dental, vision and, depending on the employee’s level, life and disability insurance benefits for the employee and the employee’s eligible dependents (at the time of termination) at the time such benefits would have been provided or paid had the employee remained an employee of Autobytel during the applicable Severance Period (and at the levels provided prior to the event giving rise to a termination), provided, that (1) if such continuation of existing benefits that are eligible for COBRA continuation coverage is not allowable under Autobytel’s then existing policies, Autobytel will pay the COBRA continuation coverage premiums, the premiums for individual coverage or premiums for dependent coverage under another person’s group coverage, provided that the costs of such payments or reimbursements shall not exceed the amounts Autobytel would pay for COBRA continuation coverage; and (2) Autobytel will not be obligated to pay more than Autobytel’s cost of providing such benefits at the time of termination of the employee’s employment with Autobytel for any benefits that are not eligible for COBRA continuation coverage; and (iii) outplacement services. The Severance Agreements provide up to four months of severance payments to those participating employees who did not previously have severance agreements (and in the case of one officer, twelve months) or three to six months (depending on employee level) of additional severance for those participating employees who had existing severance agreements with Autobytel.

For certain officers, as an additional benefit, the Severance Agreements provide for a payment equal to the officer’s bonus for the year ending 2008 (payable as if both Autobytel and individual performance targets had been 100% achieved) upon the earlier to occur of (i) any event giving rise to the payment of the Severance Benefits; (ii) a change of control of Autobytel (as defined in the applicable Severance Agreement), and (iii) March 1, 2009 (the “Bonus Payment”). For other employees who are eligible for bonuses for individual performance targets under Autobytel’s 2008 bonus plan, the Severance Agreements provide for a payment upon the occurrence of certain events such as a termination of employment by Autobytel without cause or by the employee for good reason or upon a change of control equal to the employee’s individual performance bonus for the year ending 2008 (payable as if individual performance targets had been 100% achieved) prorated for the period of employment during 2008 or without proration in the event of a change of control.

For certain officers the Severance Agreements further provide that if it shall be determined that any amount paid, distributed or treated as paid or distributed (whether paid or payable or distributed or distributable pursuant to the terms of the Severance Agreement, any stock option agreement between the employee and Autobytel or otherwise) by Autobytel to or for the benefit of the employee would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties are incurred by such employee with respect to such excise tax (such excise tax, together with such interest and penalties, the “Excise Tax”), then such employee shall be entitled to receive an additional payment (the “Gross-Up Payment”) in an amount such that after payment by such employee of all federal, state and local income taxes and the Excise Tax imposed on the Gross-Up Payment, such employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the amount paid, distributed or treated as paid or distributed by Autobytel to or for the benefit of such employee.

Payment of the Severance Benefits under the Severance Agreements will be generally conditioned on the employee’s execution of a release in favor of Autobytel and will be paid upon termination.

Restricted Stock and Stock Options. The restricted stock to be awarded under the Retention Program will be issued pursuant to the terms and conditions of Autobytel’s Amended and Restated 2001 Restricted Stock and Option Plan (the “2001 Plan”) and/or Autobytel’s 2004 Restricted Stock and Option Plan (the “2004 Plan”). The restricted stock will be issued without cost to the recipients, but will be subject to forfeiture, with the forfeiture restrictions lapsing with respect to one-third of the restricted stock on the first anniversary of the date of grant and thereafter in equal one thirty-sixth (1/36) installments on each monthly anniversary of the date of grant for the following twenty-four months. The stock options to be granted under the Retention Program will be granted pursuant to the terms and conditions of the following Autobytel plans: the 1998 Stock Option Plan (the “1998 Plan”), the 1999 Employee and Acquisition Related Stock Option Plan (the “1999 EA Plan”) and the 1999 Stock Option Plan (the “1999 Plan”). The stock options will be issued at an exercise price of $1.06, the closing price for Autobytel’s common stock on the NASDAQ Global Market on September 29, 2008, and will vest over a three-year period, with one-third vesting on the first anniversary of the date of grant and thereafter in equal one thirty-sixth (1/36) installments on each monthly anniversary of the date of grant for the following twenty-four months. The stock options expire 10 years from the date of grant. The lapsing of the forfeiture restrictions on the restricted stock and vesting of the stock options will accelerate (i) if Autobytel terminates the employee’s employment without cause (as defined in the Severance Agreement applicable to the employee’s employment level) or the employee resigns the employee’s employment for good reason (as defined in the Severance Agreement applicable to the employee’s employment level); and (ii) upon a change of control of Autobytel (as defined in the applicable agreement).

The foregoing description of the restricted stock granted pursuant to the Retention Program is qualified in its entirety by reference to the form of Restricted Stock Award under the 2001 Plan and the 2004 Plan which is filed herewith as Exhibit 10.1 and which is incorporated herein by reference. The foregoing description of the stock options granted pursuant to the Retention Program is qualified in its entirety by reference to the form of Stock Option Award under the 1998 Plan, the 1999 EA Plan and the 1999 Plan which is filed herewith as Exhibit 10.2 and which is incorporated herein by reference.

As part of the Retention Program, Autobytel entered into Severance Agreements with, and awarded shares of restricted stock and granted stock options to, the following executive officers: Mark A. Garms, Autobytel’s Senior Vice President, Dealer Operations and Strategy, and Glenn E. Fuller, Senior Vice President, Chief Legal Officer and Secretary.

The Severance Agreements for Mr. Garms and Mr. Fuller include provisions for the Bonus Payment and the Gross-Up Payment. The description of Mr. Garms’ and Mr. Fuller’s Severance Agreements is qualified in its entirety by reference to the full text of their applicable severance agreements, copies of which are filed herewith as Exhibit 10.3 and Exhibit 10.4 hereto, respectively, and each of which are incorporated herein by reference.

The numbers of shares of restricted stock awarded and stock options granted to each of Mr. Garms and Mr. Fuller are as follows:

	Shares of Restricted Stock	Options
Mark A. Garms	50,000	150,000
Glenn E. Fuller	25,000	100,000

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Retention Program described under Item 1.01 of this Report on Form 8-K, on September 29, 2008, Autobytel entered into Severance Agreements with, and awarded shares of restricted stock and granted stock options to, certain officers and other employees of Autobytel, including the following executive officers: Mark A. Garms, Autobytel’s Senior Vice President, Dealer Operations and Strategy, and Glenn E. Fuller, Senior Vice President, Chief Legal Officer and Secretary.

See Item 1.01 of this Report on Form 8-K for a description of the terms of Mr. Garms’ and Mr. Fuller’s Severance Agreements with Autobytel and information relating to the shares of restricted stock and stock options that Autobytel granted to Mr. Garms and Mr. Fuller. The information set forth in Item 1.01 in this Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 8.01	Other Events.

On September 26, 2008, Autobytel issued a press release entitled “Autobytel Announces Workforce Reduction, Company Retains RBC Capital Markets to Review Strategic Opportunities,” a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Restricted Stock Award under the Amended and Restated 2001 Restricted Stock and Option Plan and the 2004 Restricted Stock and Option Plan

10.2	Form of Option Agreement under the 1998 Stock Option Plan, the 1999 Employee and Acquisition Related Stock Option Plan and the 1999 Stock Option Plan

10.3	Amended and Restated Severance Agreement between Autobytel and Mr. Garms

10.4	Amended and Restated Severance Agreement between Autobytel and Mr. Fuller

99.1	Press release dated September 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Autobytel Inc.

By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Senior Vice President,
Chief Legal Officer and Secretary

Date: October 3, 2008

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Form of Restricted Stock Award under the Amended and Restated 2001 Restricted Stock and Option Plan and the 2004 Restricted Stock and Option Plan

10.2	Form of Option Agreement under the 1998 Stock Option Plan, the 1999 Employee and Acquisition Related Stock Option Plan and the 1999 Stock Option Plan

10.3	Amended and Restated Severance Agreement between Autobytel and Mr. Garms

10.4	Amended and Restated Severance Agreement between Autobytel and Mr. Fuller

99.1	Press release dated September 26, 2008